As filed with the Securities and Exchange Commission on April 4, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

iFresh Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-066764
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2-39 54th Avenue

Long Island City, New York 11101

(718) 628 6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Long Deng

Chief Executive Officer

iFresh Inc.

2-39 54th Avenue

Long Island City, New York, 11101

(718) 628 6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Giovanni Caruso, Esq.

Loeb & Loeb LLP

345 park Ave

New York, New York 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	11,903,000	$8.05	(2)	$95,819,150.00	$11,929.48
Total	11,903,000			$95,819,150.00	$11,929.48

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations, anti-dilution adjustments or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices of the common stock as reported by NASDAQ as of March 29, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities publicly until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, APRIL 4, 2018

iFresh Inc.

11,903,000 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of the following securities to be offered by the selling stockholders identified in this prospectus: 11,903,000 shares of our common stock, $0.0001 par value per share.

The selling stockholders may sell the shares of common stock as set forth under “Plan of Distribution.” We have agreed to pay certain expenses in connection with the registration of the shares of common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “IFMK.” On April 2, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $8.15.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2018

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about our company that is not included in, or delivered with this prospectus.  Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the Securities and Exchange Commission, or SEC, including in our Annual Report on Form 10-K for the year ended March 31, 2017, which we filed with the SEC on June 29, 2017, and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, which we filed with the SEC on February 14, 2018. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: iFresh Inc., 2-39 54th Avenue, Long Island City, New York, 11101, Attention: Secretary. Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and “iFresh” refer to iFresh Inc. and its subsidiaries.

OUR COMPANY

iFresh Inc. (“iFresh,” “Company,” “we,” “us,” and “our”) , through its wholly owned subsidiary, NYM, is a fast growing Asian/Chinese grocery supermarket chain in the North Eastern U.S. providing food and other merchandise hard to find in mainstream grocery stores. Since NYM was formed in 1995, it has targeted the Chinese and other Asian populations (collectively, the “Asian Americans”) in the U.S. with a deep cultural understanding of its consumers’ unique consumption habits. iFresh currently has eight retail supermarkets across New York, Massachusetts and Florida, with over 6,862,000 sales transactions in the fiscal year ended March 31, 2017. In addition to retail supermarkets, iFresh operates two in-house wholesale businesses, Strong America Inc. (“Strong America”) and New York Mart Group (“NYMG”), that offer more than 6,000 wholesale products and service to iFresh retail supermarkets and over 1,000 external customers including wholesale stores, retail supermarkets and restaurants. iFresh has a stable supply of food from farms in New Jersey and Florida, ensuring reliable supplies of popular vegetables, fruits and seafood. iFresh’s wholesale businesses and long term relationships with various farms insulate iFresh from supply interruptions, allowing it remain competitive even during difficult markets.

Based on management’s cultural understanding of the Asian American market, iFresh aims to satisfy the increasing demands of Asian Americans, whose purchasing power has been growing rapidly, for fresh and unique produce, seafood and other groceries that are not found in mainstream supermarkets, such as produce like Shanghai baby bok choy, snap bean, winter gourd, baby Chinese kale, longyan and lychee; a variety of live seafood such as shrimp, clams, lobster, geoduck, and Alaska king crab; and Chinese special groceries like soy sauce, sesame oil, oyster sauce, bean paste, Sriracha, tofu, noodles and dried mushroom. With an in-house logistics team and strong relationships with farms, iFresh is capable of offering high quality specialty perishables at competitive prices. Specialty produce, live seafood and other perishables constituted 60.2% of iFresh’s total sales during the fiscal year ended March 31, 2017.

iFresh’s business began as Strong America, a wholesale business founded in 1995 in Long Island City, New York. Strong America imported food and groceries from China and other East Asian countries and sold them to various types of retailers in the New York area. Witnessing the rapid growth of Chinese immigrants and the potential of this niche market, iFresh opened its first retail supermarket in Chinatown in downtown Manhattan in August 2001. From 2001 to 2014, iFresh expanded steadily, hired a bilingual team that grew into midlevel managers, and reshaped itself into a retail supermarket chain featuring exotic Asian food and other items. Since 2001, iFresh opened five stores in Brooklyn, Flushing, Elmhurst and Manhattan’s Chinatown, where the Asian and Chinese population is highly concentrated. In 2009, iFresh acquired Ming’s supermarket in Boston, Massachusetts. Observing that the Chinese and Asian population was growing quickly in Florida, iFresh opened its first store in Sunrise, Florida in 2012. In iFresh currently operates eight retail super markets and two wholesales facilities. iFresh plans to strategically expand along the I-95 corridor and eventually operate super markets in all states on the east coast.

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iFresh believes that the following characteristics of its business shapes its leadership and success in its industry:

●	iFresh provides unique products to meet the demands of the Asian American Market;

●	iFresh has established a merchandising system backed by an in-house wholesale business and by long-standing relationships with farms;

●	iFresh maintains an in-house cooling system with unique hibernation technology that is has developed over 20 years to preserve perishables, especially produce and seafood;

●	iFresh capitalizes on economies of scale, allowing strong negotiating power with upstream vendors, downstream customers and sizable competitors; and

●	iFresh has a proven and replicable track record of management, operation, acquisition and organic growth.

iFresh’s net sales were $130.9 million and $131.2 million for the years ended March 31, 2017 and 2016, respectively. iFresh’s net income was $1.6 million for the year ended March 31, 2017, a decrease of $2.0 million, or 57.4%, from $3.6 million for the year ended March 31, 2016. Adjusted EBITDA was $6.2 million for the year ended March 31, 2017, a decrease of $2.2 million, or 25.7%, from $8.4 million for the year ended March 31, 2016.

We were formerly a special purpose company incorporated under the laws of the Cayman Islands on September 23, 2014 under the name E-Compass Acquisition Corp. (“E-Compass”) in order to serve as a vehicle for the acquisition of an operating business in the e-commerce and consumer retail industry. On February 10, 2017, pursuant to the terms of a merger agreement, dated as of July 25, 2016 (the “Merger Agreement”), through a series of transactions, we merged with our wholly owned subsidiary to reincorporate into Delaware and then acquired NYM Holding, Inc.(“NYM”), and as a result, NYM became our direct wholly-owned subsidiary (the “Transactions”).

Our principal executive offices are located at 2-39 54th Avenue, Long Island City, New York, 11101. Our telephone number is (718) 628 6200. Our NASDAQ symbol is IFMK, and we make our SEC filings available on the Investor Relations page of our website, www.ifreshmarket.com. Information contained on our website is not part of this prospectus.

The Offering

Common stock offered by selling stockholders	Up to 11,903,000 shares of common stock.

Common stock outstanding	14,220,547 shares (as of April 2, 2018)

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

NASDAQ Capital Market symbol	IFMK

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described in our most recent Annual Report on Form 10-K, or any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding iFresh which include, but are not limited to, statements concerning projected revenues, expenses, gross profit and income, the competitive factors affecting our business, market acceptance of products, customer concentration, the success and timing of new product introductions and the protection of our intellectual property. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “estimates,” “should,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed or implied in any forward-looking statements as a result of various factors. Such factors include, but are not limited to, the following:

●	our ability to acquire new stores and integrate the acquisitions into our operations;

●	economic conditions that affect customer spending;

●	Product Supply disruptions;

●	The opening of new grocery stores in the areas in which we operate;

●	Our inability to renew leases;

●	our ability to hire and retain key personnel;

●	prolonged labor disputes;

●	increases or changes in government regulations;

●	increases in commodity prices;

●	security and privacy breaches in our systems may damage client relations and inhibit our ability to grow;

●	our inability to obtain sufficient

●	interruptions or delays in the services we provide from our data center hosting facilities could harm our business; and

●	the risk of being delisted from NASDAQ if we fail to meet or maintain any of the applicable listing requirements.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF SECURITIES

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, which are incorporated by reference into the registration statement which includes this prospectus. The terms of our common stock may also be affected by Delaware law.

iFresh’s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of iFresh common stock, par value $0.0001 per share, or iFresh Common Stock, and 1,000,000 shares of iFresh preferred stock, par value $0.0001 per share, or iFresh Preferred Stock.

Common Stock

The holders of iFresh Common Stock are entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. The holders of iFresh Common Stock are entitled to receive dividends, if and when declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of iFresh, iFresh’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the iFresh Common Stock. iFresh’s common shareholders have no preemptive or other subscription rights.

Delaware Law Affecting Business Combinations.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

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SELLING STOCKHOLDERS

We are a Delaware company incorporated in July 2016 in order to reincorporate E-Compass Acquisition Corp. (“E-Compass”) to Delaware pursuant to the Merger Agreement (as defined below). Immediately following the reincorporation, we acquired NYM Holding, Inc (“NYM”). E-Compass was a blank check company formed for the purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. iFresh has two in-house wholesale businesses, Strong America Limited (“Strong America”) and New York Mart Group, Inc. (“NYMG”), covering more than 6,000 wholesale products and servicing both NYM retail supermarkets and over 1,000 external clients that range from wholesalers to retailing groceries and restaurants. NYM has a stable supply of food from farms in New Jersey and Florida, ensuring reliable supplies of the most popular vegetables, fruits and seafood. Its wholesale business and long term relationships with farms insulate NYM from supply interruptions and sales declines, allowing it to remain competitive even during difficult markets.

On July 25, 2016, iFresh entered into a merger agreement (the “Merger Agreement”) with E-Compass, iFresh Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of iFresh, or “Merger Sub,” NYM, the stockholders of NYM, and Long Deng, as representative of the stockholders of NYM. Pursuant to the terms of the Merger, on February 10, 2017, E-Compass merged with and into iFresh in order to redomesticate the Company into Delaware. After the redomestication, Merger Sub merged with and into NYM, resulting in NYM being a wholly owned subsidiary of iFresh. In connection with the redomestication, E-Compass ceased to exist and iFresh is the surviving corporation.

At closing on February 10, 2017, iFresh issued iFresh’s stockholders an aggregate of: (i) $5 million in cash, plus, (ii) 12,000,000 shares of our common stock. In addition, iFresh executed an option agreement to acquire up to an additional four supermarkets prior to March 31, 2017 for aggregate consideration of $10 million in cash. In connection with the closing, holders of 1,937,967 of E-Compass’s ordinary shares elected to redeem their shares and the Company paid $20,154,857 in connection with such redemption. The option agreement subsequently expired unexercised. Each of the selling stockholders listed below acquired their shares of common at the closing of the

We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

The selling stockholder table below sets forth:

●	the name of the selling stockholders,

●	the number and percentage of shares of our common stock that the selling stockholders owned as of the date of this prospectus prior to the offering for resale of the shares under this prospectus,

●	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus, and

●	the number and percentage of shares of our common stock to be owned by the selling stockholders after the offering of the shares (assuming all of the offered shares are sold by the selling stockholders).

Except for Long Deng, who is Chairman of our Board and our Chief Executive Officer, and Mei Deng, our Vice President of Human Resources, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years or otherwise had a material relationship with us within the last three years.

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Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold	Common Stock Beneficially Owned After Offering	Beneficial Ownership Prior to Offering(2)	Beneficial Ownership After Offering(2)

Long Deng	11,456,000	(3)	11,280,000	176,000	79.3%	1.2%
Mei Deng	20,000		20,000	0	*	0
Xin Wu	20,000		20,000	0	*	0
Yifei Ling	10,000		10,000	0	*	0
Shunyu She	4,000		4,000	0	*	0
Mingzhe Zhang	20,000		20,000	0	*	0
Xiaodan Wu	10,000		10,000	0	*	0
Yijie Chen	10,000		10,000	0	*	0
Fan Zhao	140,000		140,000	0	*	0
Hongtao Xu	10,000		10,000	0	*	0
Faming Lin	43,000		43,000	0	*	0
Sen Sen Lin	35,000		35,000	0	*	0
Sheng Feng Song	8,000		8,000	0	*	0
Tong Rui Huang	70,000		70,000	0	*	0
Shizhen Wu	8,000		8,000	0	*	0
Sheng Bao Zheng	140,000		140,000	0	*	0
Yongguang Li	75,000		75,000	0	*	0

*Less than 1%

(1)	Represents the number of shares of our common stock that the selling stockholder beneficially owns as of the date of this prospectus.

(2)	Based on 14,220,547 shares of common stock outstanding as of March 12, 2018. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)	Consists of (i) 11,280,000 shares owned by Mr. Deng, and (ii) 176,000 shares Mr. Deng has the right to vote pursuant to the terms of an Escrow Agreement.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2017, have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o iFresh Inc., 2-39 54th Avenue, Long Island City, New York, 11101. Our telephone number is (718) 628 6200.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ifreshmarket.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended March 31, 2017;

●	The Company’s definitive proxy statement on Form 14A, filed with the SEC on March 16, 2018;

●	Quarterly Reports on Form 10-Q for the quarter ended June 30, 2017, September 30, 2017 and December 31, 2017;

●	Current Reports on Form 8-K filed on July 17, 2017; October 6, 2017; November 16, 2017; and February 15, 2018; and

●	The description of our common stock contained in our Form 8-A (File No. 000-38013) filed on February 10, 2017, including any amendment on reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.

iFresh Inc.

11,903,000 Shares of Common Stock

PROSPECTUS

       , 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$11,929.48
Accounting fees and expenses	$5,500
Legal fees and expenses	$5,000
Miscellaneous	$1,000

Item 15. Indemnification of Officers and Directors.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors and officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence.

In addition, the Registrant’s Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers if such persons acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Certificate of Incorporation also provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of the director’s fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the Bylaws, or any agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant maintains directors’ and officers’ liability insurance.

In addition, the Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant’s directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by that person as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits.

Exhibit Number	Description of Document

4.1	Specimen certificate representing shares of Common Stock of the Registrant (Incorporated by reference to iFresh’s Registration Statement on S-4/A dated December 9, 2016).

5.1*	Opinion of Loeb & Loeb LLP

10.1	Merger Agreement (Incorporated by reference to E-Compass’s Current Report on Form 8-K dated July 25, 2016).

10.2	Registration Rights Agreement, dated February 10, 2017, by and among the Registrant and each of the investors named therein (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on February 16, 2017).

23.1	Consent of Friedman LLP.

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

* To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the fourth day of April, 2018.

iFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Long Deng. and Adam (Xin) He, and each of them acting individually, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Long Deng	Chief Executive Officer and Chairman	April 4, 2018
Long Deng	(principal executive officer)

/s/ Adam (Xin) He	Chief Financial Officer	April 4, 2018
Adam (Xin) He	(principal financial and accounting officer)

/s/ Lilly Deng	Vice President of Legal and Finance and Director	April 4, 2018
Lilly Deng

/s/ Mark Fang	Director	April 4, 2018
Mark Fang

/s/ Jianming You	Director	April 4, 2018
Jianming You

/s/ Jay Walder	Director	April 4, 2018
Jay Walder

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